EXHIBIT 99.1

Airship AI Reports Third Quarter 2026 Financial Results

Third Quarter 2026 Net Revenues of $6.23 Million, Gross Profit of $3.50 Million and Gross Margin of 56.2%

Net Revenue Increase of 429% and Gross Profit Increase of 481% as Compared to Q3 of the Prior Year

Backlog of $28.3M of Awarded Firm-Fixed Price Orders Going into the Fourth Quarter of 2026

Redmond, WA – November 5, 2026 – Airship AI Holdings, Inc. (NASDAQ: AISP) (“Airship AI” or the “Company”), an AI software company that turns the video, sensor and enterprise data organizations already collect into real-time operational intelligence for national security, public safety and commercial customers, today reported its financial and operational results for the third quarter ended September 30, 2026.

Q3 2026 Financial Highlights

•	Net revenues for the quarter ended September 30, 2026, were $6.23 million.

•	Gross profits for the quarter ended September 30, 2026, were $3.50 million.

•	Gross profit percentage was 56.2% for the quarter ended September 30, 2026. Higher margins were in part due to increased solution sales with more Airship AI branded hardware and software offerings.

•	Operating loss was $561,000 for the quarter ended September 30, 2026 reflected noncash stock-based compensation of $555,000 and increased investments in sales, marketing-related and research and development expenditures which should increase future sales. We operated at a breakeven basis excluding noncash expenses.

•	Other income for the quarter ended September 30, 2026, was $10.18 million, primarily due to gains from a change in the fair value of earnout liability of $3.23 million and change in fair value of warrant liability of $6.83 million.

•	Net income for the quarter ended September 30, 2026, was $9.62 million, or $0.28 per basic share.

•	Net cash provided by operating activities was $384,000 in the quarter ended September 30, 2026.

•	Cash and cash equivalents was $12.74 million and accounts receivable was $6.28 million, each as of September 30, 2026.

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Q3 2026 & Subsequent Operational Highlights

•	Backlog as of September 30, 2026 was $28.3 million, representing firm fixed price contracts that are expected to be shipped and invoiced in the following quarter(s). Backlog is not indicative of future quarterly revenue as approximately 75% of quarterly revenue is transactional and recognized in the same quarter.

•	Our total validated pipeline at the end of the quarter was approximately $215 million, consisting of single and multi-year opportunities for AI-driven edge, video, and sensor and data management platform across all our customer verticals. Our pipeline includes opportunities at varying stages of progression with expected award timeframes throughout the next 18-24 months.

•	Progressed several of our largest opportunities in the existing pipeline that are anticipated to close between the fourth quarter of 2026 and first quarter of 2027. These opportunities are tied to funded procurement efforts within the Department of Homeland Security (DHS) supporting homeland security priorities for the agency as part of the current administration’s efforts to strengthen border security and protect the homeland.

•	Saw continued partner adoption and pipeline growth in our commercial business (defined as new business going through business partners or integrators) as our new Director of Commercial Sales and Director of Federal Business Development were able to continue to grow brand awareness and increase brand visibility.

•	Due to the sensitive nature of many of our customers and deployment use cases, we are often restricted from publicly disclosing awards and / or limited as to the specifics of the customer and use case. Consequently, most of our awards are executed on closed or restricted contract vehicles, which further limits the sharing of information that might otherwise be available.

2026 Outlook

•	Capitalize on growing momentum in the current fiscal year around long-term business development efforts that are forecasted to be funded in 2026 through the One Big Beautiful Bill Act (OB3).

•	Maintain focus on improving gross margin percentages supporting our goal of cash flow positive operations by the end of 2026.

•	Continue tactical and strategic investments across our sales and business development organizations through organic cash flow from business operations and the potential cash exercise of public warrants.

•	Continue training and refinement of our edge (Outpost AI) and datacenter / cloud (Fortress AI) based analytic platforms supporting emerging edge analytic workflows.

•	Launch the first release of our agentic AI software, now the largest share of our development effort, which enables users to extract operational intelligence from existing video, sensor and enterprise data systems using natural language, with initial customer deployments expected around year end.

•	Continue innovation across our core Acropolis software platform supporting new workflows for cloud-based deployments in highly secure operational environments.

•	Expand brand awareness engagements in new verticals through targeted marketing outreach opportunities, social media platforms, Airship AI hosted technology events, and industry tradeshow events.

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Management Commentary

“The third quarter further demonstrated our ability to execute against a growing pipeline of opportunities while strengthening Airship AI’s position as a trusted provider of mission-critical artificial intelligence solutions across the federal government,” said Paul Allen, President of Airship AI. “The awards announced during the quarter reflect more than continued demand for our technology; they demonstrate the increasing adoption of our purpose-built platforms within established programs of record and emerging operational initiatives. We believe this represents an important evolution in our business as we expand beyond individual deployments toward broader, enterprise-scale opportunities supporting the agencies responsible for protecting our homeland.

“Notable components of these awards included substantial orders for our Outpost AI edge appliance, leveraging our advanced edge analytics capabilities both as a standalone platform and as an integrated component of larger systems and programs of record. We also experienced meaningful demand for our Fortress AI server-side analytics platform, delivering enterprise-scale processing capabilities designed to analyze hundreds to thousands of concurrent data sources in real time. Together, these platforms provide a complementary, distributed AI architecture that enables intelligence to be generated at the edge, processed at enterprise scale, and integrated into existing operational systems. We believe this architecture represents a significant competitive differentiator as federal agencies increasingly seek scalable, interoperable AI capabilities that enhance existing infrastructure rather than require costly replacement of legacy investments.

“One of the most compelling aspects of our current opportunity is the potential to expand our footprint within agencies and programs where our technology is already deployed. As customers continue to operationalize our solutions, we believe we are increasingly positioned to support additional mission requirements, broader geographic deployments, and larger enterprise-wide implementations. This expansionary opportunity is complemented by new pilot programs that introduce our technology into additional operational environments and establish potential pathways toward future production deployments. Our strategy remains focused on leveraging proven capabilities, existing customer relationships, and established integration frameworks to expand our presence within some of the federal government's most important operational programs.

“During the quarter, we also hosted our annual customer engagement event, bringing together more than 100 federal law enforcement customers for a week of hands-on training, technology demonstrations, and strategic discussions. This represented our largest and most successful event to date, with participation spanning senior agency leadership to frontline operational personnel. Beyond demonstrating our currently deployed capabilities, the event provided direct insight into evolving mission requirements and substantial engagement around emerging technologies, including our next-generation agentic AI software offerings. We believe the evolution from traditional video analytics toward increasingly autonomous, AI-driven operational workflows represents a natural extension of our existing technology platforms and an important opportunity to expand the value we deliver to our customers.

“Looking ahead to the fourth quarter, our immediate priority remains executing against our approximately $28.3 million order backlog, converting contracted demand into delivered systems, operational deployments, and recognized revenue. This backlog includes hardware and software supporting established programs of record, as well as new pilot deployments that we believe offer meaningful future expansion opportunities. Importantly, we are also seeing increased procurement activity across several of our key federal customer agencies, supported by funding already in place for critical homeland security and law enforcement initiatives. These activities include several anticipated large-scale Indefinite Delivery/Indefinite Quantity (IDIQ) contract vehicles that could provide important procurement pathways for future deployments. While the timing and ultimate value of these opportunities remain subject to government acquisition decisions, we believe our existing customer relationships, operationally validated technology, and established presence within federal programs position us favorably to pursue opportunities substantially larger than many of our historical deployments.

“Supported by a strong balance sheet and significant order backlog, we remain focused on achieving positive cash flow from operations for the full year while continuing to strategically invest in our platforms, expand our technology capabilities, and support emerging AI-driven requirements across federal and commercial markets. As we approach 2027, we believe Airship AI is entering an increasingly important phase of its growth trajectory. We have established a foundation of differentiated technology, trusted customer relationships, and operational deployments that we believe positions us to pursue significantly larger programs and broader enterprise adoption. With growing demand for both edge and enterprise AI capabilities, an expanding set of funded federal initiatives, and a strong backlog providing visibility into future deliveries, we believe we are well positioned to scale our business, pursue greater operating leverage, and capitalize on what we see as a substantial long-term market opportunity,” concluded Mr. Allen.

Victor Huang, Chairman and CEO of Airship AI, added, “The third quarter shows the core business doing what it should: growing, funding itself, and funding what comes next. What comes next is our agentic AI software layer, which now represents the largest share of our development effort. It sits on top of the cameras, video management and access-control systems our customers already own, and lets them ask questions of that data in plain language and act on the answers, without ripping anything out. We expect to put a first release in the hands of initial customers around year end, with broader federal and commercial partner availability to follow. Over time, we believe this changes what customers pay us for: less for licenses and hardware, and more for the operating results our software delivers.”

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About Airship AI Holdings, Inc.

Founded in 2006, Airship AI (NASDAQ: AISP) is a U.S. owned and operated technology company headquartered in Redmond, Washington. Airship AI builds AI software that turns the video, sensor and enterprise data organizations already collect into real-time operational intelligence and action for national security, public safety and commercial customers. The Airship AI platform runs at the edge, in the datacenter or in the cloud, and works on top of the cameras and systems customers already own. Airship AI’s product suite includes Outpost AI edge hardware and software offerings, Fortress AI enterprise-scale analytics servers, Acropolis enterprise management software stack, Command family of visualization tools, and an emerging agentic AI software layer that lets users extract operational intelligence from existing video, sensor and enterprise data systems using natural language.

For more information, visit https://airship.ai.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial, performance and operational metrics and projections of market opportunity; (2) changes in the market for Airship AI’s services and technology, expansion plans and opportunities; (3) the projected technological developments of Airship AI; and (4) current and future potential commercial and customer relationships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Airship AI’s management and are not predictions of actual performance. These forward-looking statements are also subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026, and the other documents that the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while it may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:

Chris Tyson/Larry Holub

MZ North America

949-491-8235

AISP@mzgroup.us

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AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2026 and December 31, 2025

	September 30, 2026	December 31, 2025 (1)
ASSETS	Unaudited

CURRENT ASSETS:
Cash and cash equivalents	$12,743,874	$11,750,021
Accounts receivable, net of allowance for credit losses of $0	6,284,000	6,462,675
Inventory	1,078,859	-
Prepaid expenses and other	23,884	294,191
Total current assets	20,130,617	18,506,887

OTHER ASSETS
Other assets	160,528	160,528
Operating lease right of use asset	494,427	807,915

TOTAL ASSETS	$20,785,572	$19,475,330

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable - trade	$1,233,300	$1,149,811
Accrued expenses	158,146	27,966
Current portion of operating lease liability	473,336	438,635
Deferred revenue- current portion	6,903,060	4,668,105
Total current liabilities	8,767,842	6,284,517

NON-CURRENT LIABILITIES:
Operating lease liability, net of current portion	66,039	425,109
Warrant liability	5,831,002	13,328,006
Earnout liability	309,204	2,620,933
Deferred revenue- non-current	4,271,742	3,966,407
Total liabilities	19,245,829	26,624,972

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock - no par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2026 and December 31, 2025	-	-
Common stock - $0.0001 par value, 200,000,000 shares authorized, 34,439,562 and 34,368,162 shares issued and outstanding as of September 30, 2026 and December 31, 2025	3,441	3,434
Additional paid in capital	40,705,777	38,478,030
Accumulated deficit	(39,132,825)	(45,620,227)
Accumulated other comprehensive loss	(36,650)	(10,879)
Total stockholders' equity (deficit)	1,539,743	(7,149,642)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$20,785,572	$19,475,330

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AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the three and nine months ended September 30, 2026 and 2025

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
	Unaudited	Unaudited	Unaudited	Unaudited
NET REVENUES:
Product	$3,738,712	$218,568	$10,185,167	$4,989,261
Post contract support	2,482,176	956,042	6,476,397	3,784,989
Other services	10,185	2,840	46,592	53,118
	6,231,073	1,177,450	16,708,156	8,827,368
COST OF NET REVENUES:
Cost of sales	2,200,148	203,182	5,455,992	3,406,130
Post contract support	494,007	337,001	1,401,269	1,000,109
Other services	34,002	33,431	84,385	49,772
	2,728,157	573,614	6,941,646	4,456,011
GROSS PROFIT	3,502,916	603,836	9,766,510	4,371,357
RESEARCH AND DEVELOPMENT EXPENSES	906,247	753,229	2,604,139	2,213,182
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,157,322	2,717,388	10,795,252	8,761,194
TOTAL OPERATING EXPENSES	4,063,569	3,470,617	13,399,391	10,974,376
OPERATING LOSS	(560,653)	(2,866,781)	(3,632,881)	(6,603,019)
OTHER INCOME:
Gain from change in fair value of earnout liability	3,231,048	3,892,874	2,311,729	6,414,894
Gain from change in fair value of warrant liability	6,830,603	5,331,239	7,497,004	6,358,238
Interest income, net	113,568	52,541	311,549	190,694
Total other income, net	10,175,219	9,276,654	10,120,282	12,963,826

INCOME BEFORE PROVISION FOR INCOME TAXES	9,614,566	6,409,873	6,487,401	6,360,807

Provision for income taxes	-	-	-	-

NET INCOME	9,614,566	6,409,873	6,487,401	6,360,807

OTHER COMPREHENSIVE (LOSS)
Foreign currency (loss), net	(5,668)	-	(25,771)	(7,409)

TOTAL COMPREHENSIVE INCOME	$9,608,898	$6,409,873	$6,461,630	$6,353,398

NET INCOME PER SHARE:
Basic	$0.28	$0.20	$0.19	$0.20
Diluted	$0.25	$0.15	$0.17	$0.15

Weighted average shares of common stock outstanding
Basic	34,439,562	31,970,364	34,419,266	31,850,348
Diluted	38,902,312	41,972,357	38,902,312	41,672,396

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AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

  For the nine months ended September 30, 2026 and 2025

(Unaudited)

	Nine Months Ended
	September 30, 2026	September 30, 2025
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,487,401	$6,360,807
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities
Stock-based compensation	2,171,297	1,155,845
Amortization of operating lease right of use asset	313,488	278,334
(Gain) from change in fair value of warrant liability	(7,497,004)	(6,358,238)
(Gain) from change in fair value of earnout liability	(2,311,729)	(6,414,894)
Changes in operating assets and liabilities:
Accounts receivable	178,675	(20,564)
Inventory	(1,078,859)	-
Prepaid expenses and other	270,307	(13,548)
Other Assets	-	5,432
Operating lease liability	(324,368)	(281,169)
Accounts payable - trade and accrued expenses	213,669	(425,841)
Deferred revenue	2,540,290	1,211,415
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	963,167	(4,502,421)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrant exercise, net	10	59,850
Repayment of advances from founders	-	(1,300,000)
Proceeds from stock option exercises	56,447	90,811

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	56,457	(1,149,339)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,019,624	(5,651,760)

Effect from exchange rate on cash	(25,771)	(7,409)

CASH AND CASH EQUIVALENTS, beginning of period	11,750,021	11,414,830

CASH AND CASH EQUIVALENTS, end of period	$12,743,874	$5,755,661

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Taxes paid	$-	$-

Noncash investing and financing
Issuance of common stock for earnout shares	$-	$5,282,125
Recognition of operating right-of-use asset	$-	$304,339
Recognition of operating lease liability	$-	$304,339

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